EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan for Officers and Key Employees, as amended of PacifiCare Health Systems, Inc. of our report dated January 31, 2002 with respect to the consolidated financial statements of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Irvine, California
June 27, 2002

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